Exhibit 19(c)

ADAMS STREET PARTNERS

PROXY VOTING POLICY

Revised as of March 20, 2025

Adams Street Partners, LLC and its affiliates, including Adams Street Advisors, LLC and Adams Street Trust (collectively referred to herein as “Adams Street Partners”), recognize that voting rights have economic value and that the exercise of such voting rights is an important part of its fiduciary duties. As a general matter, Adams Street Partners makes voting decisions with a view toward maximizing the ultimate economic value of its investment during the time period in which Adams Street Partners expects to hold the investment. All proxies are voted prudently, considering the prevailing circumstances, and consistent with both the fiduciary standards of the Investment Advisers Act of 1940 and the Employee Retirement Income Security Act of 1974, as amended.

Proxy Voting Procedures

Adams Street Partners votes public stock proxies in two contexts: with respect to public portfolio companies of its direct funds (such funds, “Direct Funds”), and with respect to public company securities it receives as distributions from underlying private investment funds in its fund of funds/separate account portfolios (such portfolios, “Partnership Portfolios”). In addition to public company proxy votes, Adams Street Partners records as proxy votes all shareholder votes by privately held Direct Fund portfolio companies and amendments to partnership agreements of funds held in Partnership Portfolios.

Adams Street Partners follows the below procedures when it receives proxy voting materials:

(1) With respect to portfolio companies of Direct Funds:

•

An Adams Street Partners investment professional involved in monitoring the applicable company is responsible for voting the proxy on behalf of the applicable Direct Funds with the assistance of designated personnel on Adams Street Partners’ legal team.

•

Where Partnership Portfolios hold securities of a Direct Fund portfolio company and Adams Street Partners is responsible for liquidating such securities held in Partnership Portfolios, the relevant Adams Street Partners investment professional is responsible for voting the proxy as set forth above.

•	The applicable investment professional determines the action to be taken, and legal team personnel assist as needed to process the documentation.

•	The applicable legal team personnel retain records of each proxy vote.

(2) With respect to public company securities held in Partnership Portfolios:

•

Adams Street Partners has delegated to T. Rowe Price Associates, Inc. (“T. Rowe Price”) the responsibility to vote proxies with respect to public company securities held in Partnership Portfolios where (a) T. Rowe Price is responsible for liquidating such securities pursuant to an agreement with Adams Street Partners, and (b) Adams Street Partners has authority with respect to such proxy votes under the applicable Partnership Portfolio legal documents.

•

In such cases, a designated member of Adams Street Partners’ Client Operations team forwards the applicable proxy voting materials to T. Rowe Price, which in turn votes the proxies using its proxy voting vendor.

•

Where a person other than Adams Street Partners (e.g., a trustee or separate account client) has proxy voting authority with respect to public company securities held in a Partnership Portfolio, Adams Street Partners’ Client Operations team forwards the proxy voting materials to the applicable person.

•	The applicable Client Operations team personnel retain records of each proxy vote.

(3) With respect to amendments to partnership agreements of funds held in Partnership Portfolios:

•

An Adams Street Partners investment professional involved in monitoring the applicable fund is responsible for voting the proxy with the assistance of designated personnel on Adams Street Partners’ legal team.

•	The applicable investment professional determines the action to be taken, and legal team personnel assist as needed to process the documentation.

•	The applicable legal team personnel retain records of each proxy vote.

To the extent that a proxy vote raises a material conflict of interest between Adams Street Partners and its clients, Adams Street Partners will take measures to address the conflict, including as appropriate consultation with Adams Street Partners’ legal team or independent board of directors.

Clients may obtain information about how Adams Street Partners voted with respect to its investments by writing to:

Attn: Legal Group

c/o Adams Street Partners, LLC

One North Wacker Drive, Suite 2700

Chicago, Illinois 60606-2823

2